PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264462

$25,000,000

Nuvve Holding Corp.

Common Stock

We have entered into an At The Market Offering Agreement, or the “Sales Agreement,” with Craig-Hallum Capital Group LLC, or “Craig-Hallum,” and Chardan Capital Markets, LLC, or “Chardan,” relating to shares of our common stock that may be offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell an aggregate of up to $25,000,000 of common stock from time to time through Craig-Hallum and Chardan, as sales agents, or the “Sales Agents.” Under the terms of the Sales Agreement, we may also sell shares to a Sales Agent as principal for its own account.

The Sales Agents are not required to sell any specific number or dollar amount of shares of our common stock but will use their commercially reasonable efforts consistent with their normal trading and sales practices, as our agents and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, or the “Securities Act,” including sales made directly on the Capital Market of The Nasdaq Stock Market, or “Nasdaq,” at market prices, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law and such other sales as may be agreed upon by a Sales Agent and us. If we and a Sales Agent agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agents will receive from us a commission of 3.0% based on the gross sales price per share for any shares sold through it as agent under the Sales Agreement, with 70% allocated to Craig-Hallum and 30% allocated to Chardan. A different amount of compensation may be paid by us when a Sales Agent purchases shares as principal at a price agreed to by us and the Sales Agent. We have also agreed to reimburse certain expenses of the Sales Agents in connection with the Sales Agreement. The net proceeds that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares, but will not exceed $25,000,000 in the aggregate. See “Plan of Distribution” beginning on page 17 of this prospectus. In connection with the sale of shares of our common stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbols “NVVE.” On May 4, 2022, the closing price of our common stock was $9.98.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Craig-Hallum	Chardan

The date of this prospectus supplement is May 5, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. This prospectus relates to the offering by us of $25,000,000 shares of our common stock.

As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. This prospectus and the documents we incorporate by reference herein include important information about us and our common stock, and other information you should know before investing. You should read this prospectus, together with the additional information in “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering, you should refer to the registration statement, including its exhibits.

You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

Unless the context indicates otherwise, in this prospectus, “Nuvve” and the “Company” and “we,” “us,” “our” and similar terms refer to Nuvve OpCo and its subsidiaries, for periods prior to the Business Combination, and to Nuvve HoldCo and its subsidiaries, including Nuvve OpCo, for periods after the Business Combination. In addition:

●	“Business Combination” refers to the business combination between Newborn, Nuvve OpCo and Nuvve Holdco as described below.

●	“Newborn” refers to Newborn Acquisition Corp., a Cayman Islands company, which is Nuvve Holding Corp.’s predecessor.

●	“Nuvve OpCo” refers to Nuvve Corporation, a Delaware corporation acquired by us in the Business Combination.

●	“Nuvve HoldCo” refers to Nuvve Holding Corp., a Delaware corporation, and its consolidated subsidiaries, including Nuvve Corporation after the Business Combination.

●	“pre-merger warrants” refers to the warrants issued pursuant to the warrant agreement, dated as of February 13, 2010 and amended as of March 19, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent (“Warrant Agreement”), which were assumed by us in the Business Combination.

On March 19, 2021, Nuvve HoldCo consummated the Business Combination contemplated by that certain merger agreement, dated as of November 11, 2020 and amended as of February 20, 2021, or the “Merger Agreement,” by and among Newborn, Nuvve OpCo, Nuvve HoldCo, Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Nuvve HoldCo, or “Merger Sub,” and Ted Smith, as the representative of the Nuvve stockholders. Pursuant to the Merger Agreement, the Business Combination was effected through (i) the reincorporation of Newborn by the merger of Newborn with and into Nuvve HoldCo, with Nuvve HoldCo surviving as the publicly traded entity, or the “Reincorporation Merger,” and (ii) immediately after the Reincorporation Merger, the merger of Merger Sub with and into Nuvve OpCo, with Nuvve OpCo surviving as the wholly-owned subsidiary of Nuvve HoldCo, or the “Acquisition Merger.” On the closing date of the Business Combination, Nuvve HoldCo changed its name to “Nuvve Holding Corp.”

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PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus which we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. You should read this entire prospectus, including the information incorporated by reference in this prospectus, including our most recent annual report on Form 10-K any subsequent quarterly reports on Form 10-Q. Investing in our securities involves risks. Therefore, you should carefully consider the information provided under the heading “Risk Factors” in this prospectus and in the other reports that we file with the SEC.

Overview

Nuvve is leading the electrification of the planet, beginning with transportation. Founded on the need to store and optimize renewable energy sources, we believe that electrification will unlock the benefits of clean energy and the profound impact it will have on our society and the planet.

Nuvve has introduced a new model for electrification through our intelligent energy platform. Nuvve offers deep expertise and technical solutions that make electric vehicles more sophisticated, efficient, and cost-effective. Combining the world’s most advanced vehicle-to-grid, or “V2G,” technology and our ecosystem of partners, Nuvve dynamically manages power among electric vehicle, “EV,” batteries and the grid. Together, these networked batteries serve as expanded capacity to supplement shifting energy needs and contribute to a more resilient grid. When the world’s batteries are intelligently connected, everyone has an opportunity to share in the benefits of an electrified world. Nuvve is delivering new value to owners, accelerating the adoption of EVs and the world’s transition to clean energy.

Since its founding in 2010, Nuvve has been responsible for successful V2G projects on five continents and is deploying commercial services worldwide.

Technology

The Nuvve platform dynamically manages power to and from EVs and the grid at scale. Our intelligent V2G technology allows owners to efficiently meet the energy demands of individual vehicles and entire fleets. With Nuvve, the grid becomes more resilient through the benefits of greater networked battery capacity.

Nuvve’s Grid Integrated Vehicle (“GIVe”) software platform enables it to aggregate multiple EV batteries into a virtual power plant, or “VPP,” to provide bidirectional services to the electrical grid in a qualified and secure manner. VPPs can generate revenue by selling excess power to utility companies, utilizing the stored power to perform grid services, or reduce building energy peak consumption. Nuvve is capable of providing many levels of vehicle-grid integration, or “VGI,” and V2G services such as time of use optimization, or “TOU,” demand response, demand charge management and wholesale energy market participation, thereby providing revenues from grid services as well as utility bill savings behind the meter.

Market Opportunity and the Nuvve Solution

The EV industry has grown rapidly since Nuvve was founded in 2010. According to the Bloomberg New Energy Finance (BNEF) Vehicle-to-Grid: Big Opportunities, Big Challenges (March 2021), by 2040, there will be 500 million EVs on the road by 2040. In addition, countries around the world are expected to become increasingly focused on meeting climate goals, in part, by reducing the environmental effects of internal combustion engine vehicles, which account for approximately 45% of global carbon dioxide emissions (source: ourworldindata.org).

As EV adoption grows, the associated charging infrastructure needed to support EVs has also seen a growth trend over the last few years. According to an April 2021 report from Schroders, the number of public charging points has grown from just over 600,000 at the end of 2018 to reach over 1.3 million by the end of 2020. The same report projects the annual run-rate of investment in charging points will be $80 billion over the next 20 years.

Additional factors propelling this shift to electrification include proposed fossil fuel bans or restrictions, transit electrification mandates, utility incentive programs and declining battery costs.

However, as EV adoption grows, demand for electricity as a transportation fuel may lead to congestion and overloading on transmission and local distribution grids. A significant investment is predicted to be needed to upgrade the electric grid to support this influx.

Simultaneously, higher penetration of renewable energy sources (such as solar and wind generation) inherently increases grid volatility. Nuvve believes that this combination of factors further drives the need for intelligent VGI and V2G capabilities to effectively regulate grid voltage and frequency on a real time basis and address other common challenges such as massive morning and afternoon grid ramping.

With V2G services capturing available grid value streams such as frequency regulation, adaptive power, smart charging, smart charging/discharging, and peak-shaving services as part of the solution, the EV fleet owner/operator can symbiotically assist in improving and assuring grid stabilization while earning revenues. These revenues can be shared with the ratepayer to save in transportation energy costs and thereby effectively lower the cost of EV ownership. V2G services can also help mitigate intermittency issues associated with renewables by (1) continuously injecting or absorbing energy to and from the grid every few seconds to help to regulate frequency; and (2) be orderly and intelligently dispatched over a larger time period to mitigate the enormous needs for capacity ramping. Perhaps most importantly, EVs represent one of the most appropriate solutions to act as dispatchable distributed energy resources during renewable-rich mid-day periods by absorbing excess energy which might otherwise be curtailed or create transmission network congestion problems.

Recent Developments

Unaudited First Quarter 2022 Financial Information

Our consolidated financial statements for the fiscal quarter ended March 31, 2022 are not yet available. However, subject to the qualifications set forth in the paragraph below, we estimate that, for the fiscal quarter ended March 31, 2022, our revenue was approximately $2.3 million and our net loss attributable to our common stockholders was approximately $9.2 million and, as of March 31, 2022, our cash (excluding restricted cash) was approximately $23.7 million.

The amounts presented above are estimated and are subject to completion. As a result, these estimates may differ from the actual results that will be presented in our consolidated financial statements as of and for the fiscal quarter ended March 31, 2022 when the consolidated financial statements are completed. The amounts presented above are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to these amounts and, accordingly, does not express an opinion or any other form of assurance upon them.

Corporate History

Nuvve HoldCo was incorporated in Delaware on November 10, 2020 under the name “NB Merger Corp.” We were formed as a wholly-owned subsidiary of Newborn for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Nuvve following the Business Combination. In connection with the Business Combination, we changed our name to “Nuvve Holding Corp.” Nuvve OpCo was incorporated in Delaware law on October 15, 2010 under the name “Nuvve Corporation.” As part of the Business Combination, Nuvve OpCo merged with Merger Sub, with Nuvve OpCo surviving as our wholly owned subsidiary. Newborn was incorporated in the Cayman Islands on April 12, 2019 under the name “Newborn Acquisition Corp.” Newborn was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. As part of the Business Combination, Newborn reincorporated to Delaware by merging with and into Nuvve HoldCo, with Nuvve HoldCo surviving the merger.

Our principal executive offices are located at 2488 Historic Decatur Road, San Diego, California 92106. Our telephone number is (619) 456-5161. Our website address is www.nuvve.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, Under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, are not subject to the same new or revised accounting standards as public companies who were not emerging growth companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of June 30th of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities of Newborn (our predecessor) in its initial public offering, or December 31, 2025.

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page 6 and the other risks described in the annual and quarterly reports incorporated by reference therein.

Issuer	Nuvve Holding Corp.

Common stock offered by us pursuant to this prospectus supplement	Up to $25,000,000 in shares of common stock.

Common stock to be outstanding immediately after this offering	Up to 21,769,427 shares of our common stock, assuming the sale of all $25,000,000 in shares of common stock offered hereby at an offering price of $8.62 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 14, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	Sales of shares of our common stock, if any, will be made pursuant to the terms of the Sales Agreement. Sales may be made by any method permitted by law that is deemed to be an “at the market offering”, as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The Sales Agents will make these sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law, on mutually agreeable terms between a Sales Agent and us. Under the terms of the Sales Agreement, we may also sell shares to a Sales Agent as principal for its own account, or through a Sales Agent in privately negotiated transactions with our prior consent. If we and a Sales Agent agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. See “Plan of Distribution” on page 17.

Use of proceeds	We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes. Accordingly, we will retain broad discretion over how the net proceeds are used. The net proceeds that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. See “Use of Proceeds” on page 11.

Risk Factors	See the section entitled “Risk Factors” on page 6 and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	NVVE

Except as otherwise indicated, the information contained in this prospectus is based on 18,869,195 shares of our common stock outstanding as of April 14, 2022. The number of shares of common stock outstanding does not include the shares issuable under our warrants, options and restricted stock units outstanding as of April 14, 2022, as follows:

●	4,365,000 shares issuable upon exercise of the pre-merger warrants, which have an exercise price of $11.50 per whole share, are currently exercisable and expire in March 2026;

●	347,875 shares and 316,250 pre-merger warrants issuable upon exercise of the unit purchase option granted to the underwriter of Newborn’s initial public offering, which has an exercise price of $11.50 per unit of 1 1/10 shares and one pre-merger warrant, is currently exercisable and expires on February 13, 2023, and 158,125 shares issuable upon exercise of the 316,250 pre-merger warrants;

●	6,000,000 shares issuable upon exercise the warrants issued in connection with the formation of the Levo joint venture (the “Levo warrants”), which warrants have exercise prices ranging from $10.00 per share to $40.00 per share, become exercisable as described below and expire on May 17, 2031;

●	5,000,000 shares issuable upon exercise of the option embodied in the stock purchase agreement executed by us in connection with the formation of the Levo joint venture (the “Levo SPA”), which option has a purchase price of $50.00 per share, becomes exercisable as described below and expires on November 17, 2028,

●	2,738,575 shares issuable upon exercise of our outstanding stock options, which have a weighted average exercise price of approximately $9.19 per share and an average remaining life of approximately 7.80 years; and

●	350,925 shares issuable upon settlement of outstanding restricted stock units.

As of April 14, 2022, we also had 1,321,374 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan. In addition, our Chief Executive Officer and Chief Operating Officer have committed to purchase from us 134,499 shares of our common stock at a price of $14.87 per share, for an aggregate purchase price of $2,000,000. On April 22, 2022, pursuant to such commitment, our Chief Operating Officer purchased from us 26,900 shares of our common stock at price of $14.87 per share, for an aggregate purchase price of $400,000.

Except as otherwise indicated, the information contained in this prospectus assumes the sale of all of the shares offered hereby at a price of $8.62 per share, which was the closing price on the Nasdaq Capital Market on April 14, 2022.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risk factors described below, together with other information in this prospectus and the information incorporated by reference herein set forth in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

The actual number of shares we will issue in this offering, and the amount of proceeds that we will receive, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver sales notices to a Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by a Sales Agent after delivery of a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent. In addition, we are not obligated to issue any shares under the Sales Agreement. Accordingly, and because the price per share of each share that is sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued, or the resulting proceeds to us.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Investors who buy shares of our common stock in this offering at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors who buy at one time may experience a decline in the value of their shares of our common stock, while investors who buy at another time do not. Many factors could have an impact on the market price of our common stock over time, including the factors described or incorporated by reference in this “Risk Factors” section of the prospectus supplement.

We have never paid cash dividends on its capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on any of our capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

We expect the trading price of our common stock and pre-merger warrants to be volatile and such securities could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for our stock or the transportation industry in general;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our focus on long-term goals over short-term results;

●	the timing and magnitude of our investments in the growth of it business;

●	actual or anticipated changes in laws and regulations affecting our business;

●	additions or departures of key management or other personnel;

●	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	sales of substantial amounts of the common stock by executive officers, directors or significant stockholders or the perception that such sales could occur;

●	changes in our capital structure, including future issuances of securities or the incurrence of debt;

●	the impact of the COVID-19 pandemic and the response of governments and business to the pandemic; and

●	general economic, political and market conditions.

In addition, the stock market in general, and Nasdaq in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our securities, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of its management’s attention and resources.

Even if we sell all of the shares offered hereby, we anticipate that we will continue to seek external sources of financing to fund operations in the future.

Our revenue generating activities have not yet produced sufficient funds for profitable operations. Accordingly, while we may raise gross proceeds of up to a maximum of $25,000,000 through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page 11 for a description of our proposed use of proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 2,900,232 shares of our common stock are sold in this offering at an assumed offering price of $8.62 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 14, 2022, for aggregate gross proceeds of $25.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.80 per share, representing the difference between our net tangible book value per share as of December 31, 2022, on an unaudited pro forma basis after giving effect to this offering, and the assumed offering price.

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of Nuvve and other statements about the period following the consummation of the Business Combination. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

The section in this prospectus titled “Risk Factors,” including the information incorporated by reference therein, and the other cautionary language discussed in this prospectus provide examples of risks and uncertainties that may cause actual developments to differ materially from those expressed or implied by the forward-looking statements, including those relating to:

●	our early stage of development, our history of net losses, and our expectation for losses to continue in the future;

●	our ability to manage growth effectively;

●	our reliance on charging station manufacturing and other partners;

●	existing and future competition in the EV charging market;

●	pandemics and health crises, including the COVID-19 pandemic;

●	our ability to increase sales of our products and services, especially to fleet operators;

●	the adoption of bi-directional Vehicle-to-Grid technology;

●	the rate of electrification of U.S. school bus fleets, and other fleet vehicles;

●	our participation in the energy markets;

●	the interconnection of our GIVe™️ platform to the electrical grid;

●	the rate of adoption of Transportation-as-a-Service;

●	significant payments under the intellectual property acquisition agreement pursuant which the University of Delaware assigned to us certain of its key patents underlying the V2G technology;

●	our international operations, including related tax, compliance, market and other risks;

●	our ability to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel;

●	inexperience of our management in operating a public company;

●	acquisitions by us of other businesses;

●	the rate of adoption of EVs;

●	the rate of technological change in the industry;

●	our ability to protect our intellectual property rights;

●	our investment in research and development;

●	our ability to expand sales and marketing capabilities;

●	our ability to raise additional funds when needed;

●	our ability to achieve the anticipated benefits of our Levo joint venture;

●	the existence of identified material weaknesses in our internal control over financial reporting;

●	electric utility statutes and regulations and changes to such statutes or regulations;

●	volatility in the trading price of our securities; and

●	our status as an “emerging growth company” within the meaning of the Securities Act.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Nuvve prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning any matters addressed in this prospectus and attributable to Nuvve or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, Nuvve undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the shares in this offering will be approximately $24.1 million, after deducting commissions and estimated offering expenses payable by us. However, because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes. We have not identified the amounts we will spend on any specific purpose. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our net tangible book value as of December 31, 2021 was approximately $80.7 million, or approximately $4.28 per share of our common stock issued and outstanding, on an unaudited historical actual basis as of such date.

Our net tangible book value as of December 31, 2021 would have been approximately $104.8 million, or approximately $4.82 per share of our common stock issued and outstanding, on an unaudited pro forma basis as of such date, after giving effect to the sale by us of 2,900,232 shares of our common stock in this offering at an assumed offering price of $8.62 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 14, 2022, for aggregate gross proceeds of $25,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.54 per share of our common stock to existing stockholders and an immediate dilution of $3.80 per share of our common stock to new investors purchasing shares of our common stock in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering:

Assumed public offering price per share in this offering		$8.62
Net tangible book value per share as of December 31, 2021	$4.28
Increase in net tangible book value attributable to this offering	$0.54
Pro forma net tangible book value per share as of December 31, 2021		$4.82
Dilution per share to new investors in this offering		$3.80

The per share calculations above are based on the number of shares of our common stock issued and outstanding as of December 31, 2021, as follows: 18,861,130 shares on an unaudited historical actual basis and 21,761,362 shares on an unaudited pro forma basis.

The table above assumes, for illustrative purposes, that an aggregate of 2,900,232 shares of our common stock are sold at an offering price of $8.62 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 14, 2022, for aggregate gross proceeds of $25,000,000. However, the shares sold in this offering, if any, will be sold from time to time at various prices. Presented below, solely for illustrative purposes only, is the effect of each of an increase and a decrease of the assumed offering price by $1.00 per share.

Assuming that an aggregate of 2,598,753 shares of our common stock are sold at an offering price of $9.62 per share, representing an increase of $1.00 per share from the assumed offering price above, for aggregate gross proceeds of $25,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma basis would be $4.88 per share and the dilution in net tangible book value per share to new investors would be $4.74 per share.

Assuming that an aggregate of 3,280,840 shares of our common stock are sold at an offering price of $7.62 per share, representing a decrease of $1.00 per share from the assumed offering price above, for aggregate gross proceeds of $25,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma basis would be $4.73 per share and the dilution in net tangible book value per share to new investors would be $2.89 per share.

The foregoing information does not take into account the exercise of our outstanding warrants or options, the settlement of our outstanding restricted stock units, or the other issuances of common stock as set forth in “The Offering.” To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

DESCRIPTION OF COMMON STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or the “DGCL,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 14, 2022, there were 18,869,195 shares of our common stock outstanding and no shares of our preferred stock outstanding. The number of shares of common stock outstanding does not include the shares issuable under our warrants, options and restricted stock units outstanding as of April 14, 2022, as follows:

●	4,365,000 shares issuable upon exercise of the pre-merger warrants, which have an exercise price of $11.50 per whole share, are currently exercisable and expire in March 2026;

●	347,875 shares and 316,250 pre-merger warrants issuable upon exercise of the unit purchase option granted to the underwriter of Newborn’s initial public offering, which has an exercise price of $11.50 per unit of 1 1/10 shares and one pre-merger warrant, is currently exercisable and expires on February 13, 2023, and 158,125 shares issuable upon exercise of the 316,250 pre-merger warrants;

●	6,000,000 shares issuable upon exercise the warrants issued in connection with the formation of the Levo joint venture (the “Levo warrants”), which warrants have exercise prices ranging from $10.00 per share to $40.00 per share, become exercisable as described below and expire on May 17, 2031;

●	5,000,000 shares issuable upon exercise of the option embodied in the stock purchase agreement executed by us in connection with the formation of the Levo joint venture (the “Levo SPA”), which option has a purchase price of $50.00 per share, becomes exercisable as described below and expires on November 17, 2028,

●	2,738,575 shares issuable upon exercise of our outstanding stock options, which have a weighted average exercise price of approximately $9.19 per share and an average remaining life of approximately 7.80 years; and

●	350,925 shares issuable upon settlement of outstanding restricted stock units.

As of April 14, 2022, we also had 1,321,374 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan. In addition, our Chief Executive Officer and Chief Operating Officer have committed to purchase from us 134,499 shares of our common stock at a price of $14.87 per share, for an aggregate purchase price of $2,000,000.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by shareholders and do not have cumulative voting rights. There will be no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock voted for the election of directors can elect all of the directors. The holders of our common stock will be entitled to receive dividends, if and when declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up, our stockholders will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of our common stock will have no conversion, preemptive or other subscription rights, and there will be no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

Our certificate of incorporation grants our board of directors the authority, without further stockholder authorization, to issue from time to time up to 1,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series. If we issue preferred stock, such preferred stock may have priority over our common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of our common stock, could adversely affect the rights and powers, including voting rights, of the common stock and could have the effect of delaying, deterring or preventing a change of control of the Company or an unsolicited acquisition proposal.

Dividends

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors the board of directors may deem relevant.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Staggered Board. Our certificate of incorporation provides that our board shall be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The number of directors in each class shall be as nearly equal as possible. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual or special meetings.

Because the board is classified, directors may be removed only for cause. Further, our certificate of incorporation provides for the removal of directors for cause only by the affirmative vote of at least 66⅔% of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of preferred stock, who shall be removed pursuant to the terms of such Preferred Stock).

Authorized but Unissued Shares. Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Appointment of directors. Our certificate of incorporation provides that newly created directorships (including those created by the board) or any vacancy on our board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. The exercise of this authority may prevent stockholders from being able to fill vacancies on the board.

Special Meeting of Stockholders. Our bylaws provide that special meetings of stockholders may be called only at the direction of our board of directors, our Chairman of the Board, or our Chief Executive Officer. The existence of this provision could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide that stockholders of record seeking to bring business before a special meeting of stockholders, or to nominate candidates for election as directors at a special meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary at our principal executive offices not later than the 60th day nor earlier than 90th day prior to the meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders.

Stockholder action by written consent. Our certificate of incorporation and bylaws provides that any action required or permitted to be a taken by stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent unless such action is recommended or approved by all members of the board then in office.

Supermajority voting requirements. Our certificate of incorporation and bylaws require the affirmative vote of holders of at least 66⅔% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of our certificate of incorporation or to amend our bylaws, which may inhibit the ability of an acquiror to effect such amendments to facilitate an unsolicited takeover attempt.

Exclusive forum selection. Our certificate of incorporation requires that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of we, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of we to we or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws (as either may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or bylaws (including any right, obligation, or remedy thereunder) or (v) any action asserting a claim against us governed by the internal affairs doctrine. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district court. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in or amended and restated certificate of incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the DGCL. We have not opted out of Section 203 of the DGCL under our certificate of incorporation. As a result, pursuant to Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder, or the “interested stockholder,” came to own at least 15% of the outstanding voting stock, or the “acquisition,” except if:

●	the board of directors approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the Business Combination is approved by the board of directors, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if the board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Directors’ Liability and Indemnification

The DGCL authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. In addition, we have entered into customary indemnification agreements with each of its officers and directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “NVVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION

On May 5, 2022, we entered into an At the Market Sales Agreement with Craig-Hallum Capital Group LLC and Chardan Capital Markets, LLC, which we refer to as the “Sales Agreement,” which provides for the issuance and sale by us of shares of our common stock having an aggregate offering price of up to $25.0 million from time to time through Craig-Hallum and Chardan, acting as Sales Agents. Under the terms of the Sales Agreement, we may also sell shares to a Sales Agent as principal for its own account.

Upon instructions from us, a Sales Agent will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law, to sell shares of our common stock under the Sales Agreement pursuant to this prospectus. Sales of shares of common stock, if any, pursuant to this prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Capital Market, the existing trading market for the common stock, on any other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in privately negotiated transactions. If we and a Sales Agent agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. To the extent required by Regulation M, no Sales Agent will engage in any transactions that stabilize our common stock while the offering is ongoing under this prospectus.

Under the Sales Agreement between us and the Sales Agents, we will instruct a Sales Agent in a sales notice as to the maximum amount of shares of our common stock to be sold by the Sales Agent daily, and the minimum price per share at which such shares may be sold. Subject to the conditions of the Sales Agreement, a Sales Agent will use its commercially reasonable efforts to solicit purchases on a particular day of all shares designated for sale by us on that day. The gross sales price of the shares sold will be the market price for shares of our common stock sold by the Sales Agent on the trading market at the time of sale of the shares. We or a Sales Agent may suspend the offering of our common stock upon proper notice and subject to certain other conditions. The obligation of a Sales Agent under the Sales Agreement to sell our common stock pursuant to a sales notice is subject to a number of conditions.

The Sales Agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market following each day in which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to the Sales Agent with respect to the sales.

We will pay the Sales Agents a commission for their services in acting as our agents in the sale of our common stock. The compensation payable to the Sales Agents for sales of shares of our common stock with respect to which the Sales Agents act as agents shall be equal to 3.0% of the gross sales price of those shares, with 70% allocated to Craig-Hallum and 30% allocated to Chardan. There is no guarantee that there will be any sales of our common stock under this prospectus and actual sales, if any, of our common stock under this prospectus may result in gross proceeds to us of less than $25.0 million, exclusive of any sales agent compensation or other offering fees and expenses.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, a Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $60,000 in connection with the Sales Agreement. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $125,000.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of our common stock provided for in this prospectus, or (2) the termination of the Sales Agreement. The Sales Agreement may be terminated by us at any time in our sole discretion by giving five business days’ written notice to the Sales Agents, or by either of the Sales Agents at any time in its sole discretion, but solely with respect to such Sales Agent’s participation in the offering. The Sales Agreement will remain in full force and effect until the earlier of June 22, 2022 and such date that the Sales Agreement is terminated in accordance with the terms thereof, subject to extension of the term upon mutual agreement of the Sales Agents and us.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. A copy of both the Sales Agreement and the Amendment will be filed with the SEC as exhibits to Current Reports on Form 8-K and will be incorporated herein by reference.

The Sales Agents and their respective affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees. The principal business address of Craig-Hallum is 222 South Ninth Street, Suite 350, Minneapolis, MN 55402. The principal business address of Chardan is 17 State Street, 21st Floor, New York, NY 10004.

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the Sales Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Nuvve Holding Corp. incorporated in this Registration Statement on Form S-3 by reference from Nuvve Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.nuvve.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022), as amended on Form 10-K/A (filed on April 22, 2022);

●	our Current Report on Form 8-K filed on January 14, 2022 and May 2, 2022; and

●	the description of our common stock on Form 8-K12B, effective March 25, 2021, registering our common stock pursuant to Section 12(b) of the Exchange Act pursuant to Rule 12g-3 thereunder, including any amendment(s) or report(s) filed for the purpose of updating such description, including the description of securities filed as an exhibit to our most recent Annual Report on Form 10-K.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to Nuvve Holding Corp., 2488 Historic Decatur Road, San Diego, California 92106, telephone number (619) 456-5161. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

Nuvve Holding Corp.

$25,000,000

Common Stock

PROSPECTUS

Craig-Hallum                                             Chardan

May 5, 2022